                                                                    EXHIBIT 10.1


                                                                         AMENDED
                                                                         THROUGH
                                                                        11/16/92
                               TENCOR INSTRUMENTS
                           SECOND AMENDED AND RESTATED
                             1984 STOCK OPTION PLAN



         1.       PURPOSES OF THE PLAN

         The purposes of this Second Amended and Restated 1984 Stock Option Plan (the "Plan") of Tencor Instruments (the "Company") are to:

                  (a) encourage selected officers, directors, and consultants to improve operations and increase profits of the Company;

                  (b) encourage selected officers to accept or continue employment with the Company or its Affiliates; and

                  (c) increase the interest of selected officers, directors, and consultants in the Company's welfare through participation in the growth in value of the Company's no par value common stock of the Company (the "Common Stock").

         Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

         2.       ELIGIBLE PERSONS

         Every person who at the date of grant of an Option is a key employee of the Company or of any Affiliate (as defined below) (including employees who are also officers or directors of the Company or of any Affiliate) is eligible to receive NQOs or ISOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. Every person who is a director of or consultant to the Company or any Affiliate at the date of grant of an Option is eligible to receive NQOs under this Plan.




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         3.       STOCK SUBJECT TO THIS PLAN

         Subject to the provisions of Section 6.1.1 of the Plan, the maximum aggregate number of shares of stock which may be granted pursuant to this Plan is 1,550,352(1) shares of Common Stock. The shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

         4.       ADMINISTRATION

                  4.1 Option Committee. This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of at least two Board members to which administration of the plan is delegated (in either case, the "Option Committee"). No member of this Option Committee shall be liable for any decision, action or omission respecting the Plan, any options or any option shares.

                  4.2 Disinterested Administration. From and after such time as the Company registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

                  4.3 Authority of the Option Committee. Subject to the other provisions of this Plan, the Option Committee shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) or accelerate the exercise date or vesting of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Option


--------

    (1) The number of shares initially authorized to be issued under the Plan was 77,856. On 7 May 1984, the Company effected a "three-for-one" stock split which, pursuant to Section 11 of the Plan (as it appeared prior to this Amendment and Restatement), automatically increased the number of shares under the Plan to 233,568. On 2 May 1986, the Company's shareholders approved an amendment adopted by the Board of Directors on 27 March 1986 increasing the number of shares by 300,000. On 4 May 1990, the Company's shareholders approved an amendment adopted by the Board of Directors on 13 March 1990 increasing the number of shares by 500,000. On 26 March 1992, the Company effected a "three-for-two stock split which, pursuant to Section 6.1.1 of the Plan, automatically increased the number of shares under the Plan to 1,550,352.



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Committee may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

                  4.4 Determinations Final. All questions of interpretation, implementation, and application of this Plan shall be determined by the Option Committee. Such determinations shall be final and binding on all persons.

         5.       GRANTING OF OPTIONS; OPTION AGREEMENT

                  5.1 Ten-Year Term. No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

                  5.2 Option Agreement. Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of any Option granted after February 10, 1992.

                  5.3 Designation as ISO or NQO. The agreement shall specify whether each Option it evidences is a NQO or an ISO.

                      (i) Notwithstanding designation of any Option granted after February 10, 1992 as an ISO or a NQO, if the aggregate fair market value of the shares under Options designated as ISOs would become exercisable for the first time by any Optionee at a rate in excess of $100,000 in any calendar year (under all plans of the Company), then unless otherwise provided in the stock option agreement or by the Option Committee, such Options shall be NQOs to the extent of the excess above $100,000. For purposes of this Section 5.3, Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the Option with respect to such shares is granted.

                      (ii) Options granted after 1986 and on or before February 10, 1992 are subject to the provisions of Section 6.1.3(b).

                  5.4 Grant to Prospective Employees. The Option Committee may approve the grant of Options under this Plan to persons who are expected to become employees of the Company, but are not employees at the date of approval. In such cases, the Option shall be deemed granted, without further approval, on the date the optionee is first treated as an employee for payroll purposes.

         6.       TERMS AND CONDITIONS OF OPTIONS

         Each Option granted under this Plan shall be designated as a NQO or an ISO. Each Option shall be subject to the terms and conditions set forth in
Section 6.1. NQOs shall be also



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subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

                  6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

                      6.1.1 Changes in Capital Structure. The existence of outstanding Options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any of other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, or other event, or converted into or exchanged for other securities as a result of a merger, consolidation, reorganization, or other event, appropriate adjustments shall be made in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Option Committee in its sole discretion, and may be made without regard to any resulting tax consequences to the optionee.

                      6.1.2 Corporate Transactions. In connection with (i) any merger, consolidation, acquisition, separation, or reorganization under which more than 50 percent of the shares of the Company outstanding immediately before such event are converted into cash or into another security, (ii) any dissolution or liquidation of the Company or any partial liquidation involving 50 percent or more of the assets of the Company, (iii) any sale of more than 50 percent of the Company's assets, or (iv) any like occurrence in which the Company is involved, the Option Committee may, in its absolute discretion, do one or more of the following upon 10 days' prior written notice to optionees:
(a) accelerate any vesting schedule to which an Option is subject (subject to the limitation on exercisability of ISOs granted after 1986 and before February 10, 1992 provided in Section 6.1.3(b) of this Plan); (b) cancel Options upon payment to each optionee in cash, with respect to each Option to the extent then exercisable, of any amount which, in the absolute discretion of the Option Committee, is determined to be equivalent to any excess of the market value (at the effective time of such event) of the consideration that such optionee would have received if the Option had been exercised before the effective time over the exercise price of the Option; (c) shorten the period during which such Options are exercisable (provided they remain exercisable, to the extent otherwise exercisable, for at least 10 days after the date the notice is given); or (d) arrange that new option rights be substituted for the option rights granted under this Plan, or that the Company's obligations as to Options outstanding under this Plan be assumed, by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation. The actions described in this Section 6.1.2 may be taken without regard to any resulting tax consequences to the optionee.



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                    6.1.3 Time of Option Exercise.

                    (a) Options Granted After February 10, 1992. Except as necessary to satisfy the requirements of Section 422 of the Code and subject to
Section 5, Options granted under this Plan after February 10, 1992, shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) at such other times as are specified in the written stock option agreement relating to such Option; provided, however, that so long as the optionee is a director or officer, as those terms are used in Section 16 of the Exchange Act, such Option may not be exercisable, in whole or in part, at any time prior to the six-month anniversary of the date of Option grant, unless the Option Committee determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to the Plan. No Option granted after February 10, 1992, shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

                 (b) Options Granted After 1986 and Before February 10, 1992. Subject to the provisions of this Plan, Options granted under this Plan after 1986 and before February 10, 1992 are exercisable in their entirety upon the optionee's execution of the written stock option agreement evidencing the Option or at such times and in such amounts as are specified in the written stock option agreement. However, no portion of any ISO granted after 1986 and before February 10, 1992 shall become exercisable for the first time if, and to the extent that, such vesting would, taken together with vesting of all other ISOs granted to the optionee after 1986 under all option plans of the Company and any Affiliate, occur at a rate in excess of $100,000 worth of stock (measured on the grant date) in any calender year. If, by their terms, such ISOs taken together would vest at a faster rate, and unless otherwise provided by the Option Committee, the vesting limitation described above shall be applied by deferring the exercisability of those ISOs or portions thereof which have the highest per share exercise prices. The ISOs or portions thereof, the exercisability of which is so deferred, shall become exercisable on the first day of the first subsequent calendar year during which they may be exercised by their terms (without regard to this limitation), as determined by applying these same principles and all other provisions of this Plan, including those relating to the expiration and termination of Options. In no event, however, will the operation of this Section 6.1.3(b) cause an ISO to vest before its terms or, having vested, cease to be vested.

                    (c) Options Granted Before 1987. Subject to the other provisions of this Plan, Options granted before 1987 shall be exercisable in their entirety upon the Optionee's execution of the written stock option agreement evidencing the Option or at such times and in such amounts as are specified in the written stock option agreement. ISOs granted before 1987 shall not be exercisable while the optionee holds a previously granted outstanding ISO to purchase stock in the Company, a company which at the time of grant was a parent or subsidiary of the Company, or a company which is a predecessor corporation of any of the foregoing. For these purposes, an option shall be considered outstanding until it is exercised in full or expires by reason of lapse of time within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, an in effect before the enactment of the Tax Reform Act of 1986.

                    (d) All Options. The Option Committee, in its absolute discretion, may later waive any limitations respecting the time at which an Option or any portion of an Option first becomes exercisable.



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              6.1.4 Option Grant Date. Except as provided in Section 5.4 or as otherwise specified by the Option Committee, the date of grant of an Option under this Plan shall be the date as of which the Option Committee approves the grant.

              6.1.5 Nonassignability of Option Rights. No ISO granted under this Plan or NQO granted on or before February 10, 1992, shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. No NQO granted after February 10, 1992, shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During the life of the optionee, an Option shall be exercisable only by the optionee.

              6.1.6 Payment.

                    (a) All Options. Except as provided below, payment in full shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. Payment may be made in cash, by delivery to the Company of shares of Common Stock owned by the optionee (duly endorsed in favor of the Company or accompanied by a duly endorsed stock power), or by a combination of cash and stock. Any shares delivered shall be valued as of the date of exercise of the Option in the manner set forth in Section 6.1.12. Optionees may not exercise Options by delivery of shares more frequently than at six-month intervals. Notwithstanding the foregoing, in the event that an optionee's termination of employment with the Company or an Affiliate occurs less than six months after a previous exercise of Options by the optionee by delivery of shares, as described above, the optionee shall be permitted to exercise Options granted on or after November 16, 1992, to the extent they were exercisable on the date of the termination, by delivery of shares.

                    (b) Options Granted to Officers After May 3, 1991. The Option Committee, in its discretion, may accept as payment for all or part of the Option price of Options granted to an officer of the Company after May 3, 1991, the optionee's full recourse promissory note, having such terms as determined by the Option Committee. In the case of Options granted after February 10, 1992, a promissory note delivered in payment of the purchase price may in no event bear interest at less than the minimum interest rate specified under the Code at which no additional interest on debt instruments of such type would be imputed, and may be either secured or unsecured in such manner as the Option Committee shall approve (including, without limitation, by a security interest in the shares of the Company).

                    (c) Options Granted After February 10, 1992. In the case of Options granted after February 10, 1992, the Option Committee may accept as payment any other consideration and method of payment to the extent permitted under the California Corporations Code.



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                    6.1.7 Termination of Employment.

                    (a) Options Granted After February 10, 1992. Unless determined otherwise by the Option Committee in its absolute discretion, to the extent not already expired or exercised, an Option granted after February 10, 1992 shall terminate at the earlier of (a) the Expiration Date (as defined in Section 6.1.13) or (b) three months after termination of employment with the Company or any Affiliate; provided, that an Option shall be exercisable after the date of termination of employment only to the extent exercisable on the date of termination; and provided further, that if termination of employment is due to the optionee's death or "disability" (as determined in accordance with Section 22(e)(3) of the Code), the optionee, or the optionee's personal representative (or any other person who acquires the Option from the optionee by will or the applicable laws of descent and distribution), may at any time within 18 months after the termination of employment (or such lesser period as is specified in the option agreement but in no event after the Expiration Date of the Option), exercise the rights to the extent they were exercisable on the date of the termination.

                    (b) Options Granted on or Before February 10, 1992. An Option granted on or before February 10, 1992 shall terminate on the earlier of
(i) the Expiration Date and (ii) three months after termination of employment with the Company or any Affiliate; provided, that an Option shall be exercisable after the date of termination of employment only to the extent exercisable on the date or termination; and provided further, that if the optionee dies while employed by the Company or any Affiliate or within the period that the Option remains exercisable after termination of employment, the optionee's personal representative (or any other person who acquires the Option from the optionee by will or the applicable laws of descent and distribution) may at any time within 12 months after the optionee's death or any lesser period specified in the option agreement (but in no event after the Expiration Date), exercise the rights to the extent they were exercisable on the date of the optionee's death.

                    (c) All Options. A transfer of an optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence due to sickness, military service, or other cause duly approved by the Company, shall not be deemed a termination of employment for purposes of this Plan. For the purpose of this Section 6.1.7, "employment" means engagement with the Company or any subsidiary of the Company either as an employee, as a director, or as a consultant.

              6.1.8 Repurchase of Stock. In addition to the right of first refusal set forth in Section 6.1.9, at the time it grants Options under this Plan, the Company may retain, for itself or others, rights to purchase the shares acquired under the Option or impose other restrictions on the shares. The terms and conditions of any such rights or other restrictions shall be set forth in the option agreement evidencing the Option.

              6.1.9 Company's Right of First Refusal.

                    (a) Company's Right; Notice. Stock delivered pursuant to the exercise of any Option granted under this Plan, shall be subject to a right of first refusal by the Company in the event that the holder of such shares proposes to sell, pledge or otherwise transfer



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such shares or any interest in such shares to any person or entity. Any holder of shares purchased under this Plan pursuant to such an Option desiring to transfer such shares or any interest in such shares shall give a written notice (the "Offer Notice") to the Company describing the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and terms and the name and address of the proposed transferee. The Company shall have the right within 20 days after receipt of the Offer Notice to purchase the shares proposed to be transferred, on the same terms (including, without limitation, price terms) offered by the proposed transferee. The Company's rights under this Section 6.1.9 shall be freely assignable.

                    (b) Exercise. Except as provided under any repurchase right imposed under Section 6.1.8, if the Company fails to exercise its right of first refusal within 20 days from the date on which the company receives the Offer Notice, the shareholder may, within the next 90 days, conclude a transfer to the proposed transferee of the exact number of shares covered by that notice on terms not more favorable to the transferee than those described in the notice. Any subsequent proposed transfer shall again be subject to the Company's right of first refusal. If the Company exercises its right of first refusal, the shareholder shall endorse and deliver to the Company the stock certificates representing the shares being repurchased. The Company shall pay the shareholder the total repurchase price for the shares no later than the later of (i) 60 days after receipt of the Offer Notice and (ii) the end of such period for payment offered by the bona fide third party transferor. The holder of the shares being repurchased shall cease to have any rights with respect to such shares immediately upon receipt of the repurchase price.

                    (c) Exceptions. Notwithstanding the foregoing, no notice of a proposed transfer shall be required and no right of first refusal shall exist with respect to transfers, including sales, to an optionee's children, grandchildren, or parents or to trusts, estates, or custodianships of or for the account of an optionee or an optionee's children, grandchildren, or parents.

                    (d) Termination of Company's Right. The right of first refusal set forth in this Section 6.1.9 shall terminate upon the consummation of an underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933.

                    (e) No Limitation. Nothing in this Section 6.1.9 shall limit the rights of the Company under any repurchase right imposed under Section 6.1.8.

              6.1.10 Withholding and Employment Taxes. At the time of exercise of an Option (or at such later time(s) as the Company may prescribe), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. The Option Committee may, in the exercise of its sole discretion, permit an optionee to pay some or all of such taxes by means of a promissory note on such terms as the Option Committee deems appropriate. If authorized by the Option Committee in its sole discretion, and if the Option has been held for six months or more, an optionee may elect to have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company or to tender to the company other shares of Common Stock or other securities of the Company owned by the optionee on the date of



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
determination of the amount of tax to be withheld as a result of the exercise of such Option (the "Tax Date") to pay the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option, provided that such election satisfies the following requirements:

                    (a) such election shall be irrevocable, shall be made at least six months prior to the Option exercise transaction, and shall be subject to the disapproval of the Option Committee at any time prior to the consummation of the Option exercise; or

                    (b) such election shall be made in advance to take effect in a subsequent "window period" (as defined below) in which the Option is exercised, and the Option Committee shall approve such election when it is made or at any time thereafter up to consummation of the Option exercise; or

                    (c) such election is made in a window period and the approval of the Option Committee is given after the election is made and within the same window period, and the Option exercise is consummated within such window period; or

                    (d) shares or other previously owned securities are tendered (but stock is not withheld) at any time up to the consummation of the Option exercise (in which event, neither a prior irrevocable election nor window period timing requirements is required);

provided that clauses (b) and (c) shall not be available until the Company has been subject to the reporting requirements of the Securities Exchange Act of 1934 for at least one year. A "window period" is the period beginning on the third business day following the date of release for publication of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. Any securities so withheld or tendered shall be valued by the Company as of the Tax Date.

             6.1.11 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Option Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

             6.1.12 Determination of Value. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

                    (a) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal.



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
                    (b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                    (c) If the stock of the Company is as described in Section 6.1.12(a) or (b), but is restricted by law, contract, market conditions or otherwise as to salability or transferability, its fair market value shall be as set forth in Section 6.1.12(a) or (b), as appropriate, less, as determined by the Option Committee, an appropriate discount, based on the nature and terms of the restrictions.

                    (d) In the absence of an established market for the stock, the fair market value thereof shall be determined by the Option Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

             6.1.13 Option Term. No Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the option agreement (the end of the maximum exercise period stated in the option agreement is referred to in this Plan as the "Expiration Date"). No Option granted after February 10, 1992, and no ISO granted on or before that date, to any person who owns, directly or by attribution, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall be exercisable more than five years after the date of grant.

             6.1.14 Exercise Price. The exercise price of any Option granted to any Ten Percent Stockholder shall in no event be less than 110 percent of the fair market value (determined in accordance with Section 6.1.12) of the stock covered by the Option at the time the Option is granted.

             6.1.15 Compliance with Securities Laws. The Company shall not be obligated to offer or sell any shares upon exercise of an Option unless the shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable state and local securities laws. The Company shall have no obligation to register the shares under the federal securities laws or take whatever other steps may be necessary to enable the shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Option shares or subsequent transfers of any interest in the shares to comply with applicable securities laws. Stock certificates evidencing shares acquired upon exercise of options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the option agreement evidencing the Option.



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
           6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

             6.2.1 Exercise Price. Except as set forth in Section 6.1.14, the exercise price of a NQO shall be not less than 85 percent of the fair market value (determined in accordance with Section 6.1.12) of the stock subject to the Option on the date of grant.

           6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

             6.3.1 Exercise Price. Except as set forth in Section 6.1.14, the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.12) of the stock covered by the Option at the time the Option is granted.

             6.3.2 Disqualifying Dispositions. If stock acquired upon exercise of an ISO is disposed of in a "disqualifying disposition" within the meaning of
Section 422 of the Code, the holder of the stock immediately before the disposition shall notify the Company in writing of the date and terms of the disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure any related income tax deduction to which it is entitled.

         7.       MANNER OF EXERCISE

         An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Option Committee, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and, if required, by payment of any federal or state withholding or employment taxes required to be withheld by virtue of exercise of the Option will be considered as the date such Option was exercised.

         Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. Unless the Company specifies otherwise, an optionee or transferee of an optionee shall not have any privileges as a shareholder with respect to any stock covered by the Option until the date of issuance of a stock certificate. Subject to Section 6.1.1 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

         8.       EMPLOYMENT RELATIONSHIP

         Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment at any



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time, nor confer upon any optionee any right to continue in the employ of the
Company or any of its Affiliates.

         9.       AMENDMENTS TO PLAN

         The Board may amend this Plan at any time. Without the consent of an optionee, no amendment may affect outstanding Options except to conform this Plan and ISOs granted under this Plan to federal or other tax laws relating to incentive stock options. No amendment shall require shareholder approval unless shareholder approval is required to preserve incentive stock option treatment for tax purposes or the Board otherwise concludes that shareholder approval is advisable.

         10.      SHAREHOLDER APPROVAL; TERM

         The Board of Directors of the Company adopted the 1984 Incentive Stock Option Plan on February 1, 1984, and the Company's shareholders approved it on May 5, 1984. The Board amended the Plan on March 27, 1986, and the Company's shareholders approved such amendment on May 2, 1986. The Board further amended this Plan on November 20, 1987, and formally adopted the amended and restated plan incorporating such amendments on May 6, 1988. The Board further amended the Plan on December 6, 1988, and the Company's shareholders approved such amendment on May 5, 1989. The Board further amended the Plan on March 13, 1990, and the Company's shareholders approved such amendment on May 4, 1990. The Board further amended the Plan on May 3, 1991. The Board further amended this Plan on February 10, 1992, and the shareholders approved such amendment on February 24, 1992. The Board further amended the Plan on November 16, 1992.

         This second amended and restated Plan incorporating amendments adopted by the Board on November 16, 1992 became effective upon adoption by the Board.

         This Plan shall terminate ten years after initial adoption by the Board unless terminated earlier by the Board. The Board may terminate this Plan at any time without shareholder approval. No Options shall be granted after termination of this Plan, but termination shall not affect rights and obligations under then outstanding options.



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